Exhibit 5.1

April 22, 2025	Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-7932
United States

Tel +1 214 855 8000
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nortonrosefulbright.com

Prairie Operating Co.

55 Waugh Drive, Suite 400

Houston, Texas 77007

Ladies and Gentlemen:

We have acted as counsel to Prairie Operating Co., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company, from time to time, of:

1.	shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

2.	shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”);

3.	warrants for the purchase of shares of Common Stock or Preferred Stock (“Warrants”);

4.	rights to purchase shares of Common Stock, shares of Preferred Stock or Warrants (“Rights”); and

5.	units comprised of one or more shares of Common Stock, shares of Preferred Stock, Warrants, Rights, or any combination of such securities under the Registration Statement (“Units” and together with the Common Stock, Preferred Stock, Warrants, and Rights, the “Primary Securities”);

all of which may be issued and sold from time to time pursuant to Rule 415 under the Securities Act, at an aggregate initial offering price not to exceed $500,000,000.

The Registration Statement also registers the resale of an aggregate of 12,847,682 shares (the “Resale Shares” and together with the Primary Securities, the “Securities”) of Common Stock by certain stockholders (the “Selling Stockholders”), consisting of:

1.	3,656,099 shares of Common Stock issued to Bayswater Exploration & Production, LLC as partial consideration for the Company’s acquisition of certain oil and gas assets from Bayswater Exploration & Production, LLC and its affiliates (“Bayswater”), which was completed on March 26, 2025 (the “Bayswater Shares”);

2.	8,000,000 shares of Common Stock (the “Option Shares”) that are issuable upon the exercise of options (the “Options”) issued to certain investors in accordance with non-compensatory option agreements (the “Option Agreements”), of which 2,333,333 shares of Common Stock have been issued (the “Issued Option Shares”) and 5,666,667 shares of Common Stock remain issuable (the “Issuable Option Shares”);

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April 22, 2025

3.	120,048 shares of Common Stock issued to YA II PN, LTD. (“YA”) in connection with YA’s consent related to the Company’s entry into its senior secured revolving credit facility on December 16, 2024 (the “YA Shares”); and

4.	1,071,535 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of warrants (the “Note Warrants”) to purchase Common Stock issued to certain noteholders in connection with an amended and restated subordinated promissory note entered into between the Company and such noteholders on December 16, 2024 (the “Subordinated Note”).

We also have participated in the preparation of the Prospectuses (each, a “Prospectus”) contained in the Registration Statement, including the Prospectus covering the Primary Securities (the “Primary Prospectus”) and the Prospectus covering the Resale Shares (the “Resale Prospectus”). The Primary Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Primary Prospectus (each, a “Prospectus Supplement”) contained in the Registration Statement. The Resale Shares may be offered by the Selling Stockholders as set forth in the Resale Prospectus.

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Primary Prospectus and Resale Prospectus; (ii) the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (iii) the Company’s Amended and Restated Bylaws (the “Bylaws”); (iv) resolutions or consents in lieu of resolutions of the Board of Directors of the Company (the “Board”) relating to the Registration Statement and issuance of the Resale Shares; and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts, and we have relied in certain cases upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications.

In connection with rendering the opinions expressed in this letter, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;

(iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto (other than the Company);

April 22, 2025

(iv) the Certificate of Incorporation and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth in this letter;

(v) the consideration paid for any shares of Common Stock will comply with the Delaware General Corporation Law (the “DGCL”), as applicable, and any successor statute(s);

(vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(vii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(viii) with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to any Securities or, with respect to Securities to be sold by the Company or the Selling Stockholders, as applicable, directly to investors in privately negotiated transactions, the form, terms and conditions of such agreement with respect to such Securities, will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company);

(ix) with respect to any offering of Primary Securities, one or more Prospectus Supplements to the Primary Prospectus will have been prepared and filed with the SEC describing the Primary Securities offered thereby and will comply with applicable laws;

(x) with respect to any offering of Warrants, a warrant agreement relating to the Warrants (the “Warrant Agreement”) will be duly authorized, executed and delivered by the parties thereto;

(xi) the form and terms of any Primary Securities, the issuance, sale and delivery thereof by the Company and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon it, or to which the issuance, sale and delivery of such Primary Securities, or the incurrence or performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

(xii) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance;

(xiii) the Resale Prospectus identifying the applicable Selling Stockholders will be delivered to any purchaser of the Resale Shares as required in accordance with applicable federal and state securities laws;

(xiv) any Primary Securities issuable upon conversion, exchange or exercise of any Preferred Stock, Warrants, Rights or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

April 22, 2025

(xv) the Issuable Option Shares will have been issued in accordance with the terms of the Option Agreements and in the manner described in the Registration Statement and the Resale Prospectus; and

(xvi) the Warrant Shares will have been issued in accordance with the terms of the Note Warrants and the Subordinated Note and in the manner described in the Registration Statement and the Resale Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of such Primary Security or the instrument governing such Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable;

2. With respect to shares of any series of Preferred Stock offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a certificate of designations, preferences and rights with respect to the series with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Shares shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of such Primary Security or the instrument governing such Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of the Preferred Stock will be legally issued, fully paid and non-assessable;

3. With respect to any Warrants offered by the Company, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (iii) the terms of any of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

April 22, 2025

4. With respect to any Rights offered by the Company, when (i) the Board has taken all necessary corporate action to approve the creation of and the terms of the Rights, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company, and (iii) the Rights or certificates representing the Rights have been duly executed, countersigned, registered, and delivered (or non-certificated Rights shall have been properly issued) in accordance with the appropriate agreements relating to the Rights and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers either (a) upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange or exercise of any other Primary Security in accordance with the terms of the Primary Security or the instrument governing the Primary Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

5. With respect to any Units offered by the Company, when (i) the Board has taken all necessary corporate action to approve the creation of and terms of the Units, the terms of the offering thereof, and related matters, (ii) the agreements relating to the Units have been duly authorized and validly executed and delivered by the Company and the unit agent appointed by the Company, and (iii) the Units or certificates representing the Units have been duly executed, countersigned, registered, and delivered (or non-certificated Units shall have been properly issued) in accordance with the appropriate agreements relating to the Units and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, for the consideration approved by the Board, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

6. The Bayswater Shares, the YA Shares and the Issued Option Shares have been duly authorized and are validly issued, fully paid and nonassessable;

7. The Warrant Shares issuable upon the exercise of the Note Warrants have been duly authorized for issuance and, when issued and paid for upon exercise of the Note Warrants in accordance with the terms of the Subordinated Note and the Note Warrants, will be validly issued, fully paid and nonassessable; and

April 22, 2025

8. The Issuable Option Shares have been duly authorized for issuance and, when issued upon exercise of the Options in accordance with the terms of the Option Agreements, will be validly issued, fully paid and nonassessable.

Our opinions in paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights.

We express no opinions concerning (a) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and applicable federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in each Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP